1ST AMENDMENT

                           TO SUB-ADVISORY AGREEMENT
                       BETWEEN CORNERSTONE ADVISORS, INC.
                            AND OFI STEELPATH, INC.

     This 1ST AMENDMENT ("Amendment") to the Agreement, as defined below, is made as of May 18, 2016 by and between CORNERSTONE ADVISORS, INC. (the "Adviser"), a Washington corporation, and OFI STEELPATH, INC. (the "Sub-Adviser"), a Delaware corporation. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement, as defined below.

     WHEREAS, the Adviser and Sub-Adviser entered into a Sub-Advisory Agreement as of December 28, 2012 (the "Agreement"), whereby the Adviser appointed the Sub-Adviser to provide certain subadvisory services to the Advisors' Inner Circle Fund (the "Trust") on behalf of the series set forth on Schedule A to the Agreement (the "Fund"); and

     NOW THEREFORE, in consideration of the mutual covenants set forth in the Agreement and this Amendment, the parties hereby agree as follows:

     1. The third sentence of section 1(a) of the Agreement is hereby deleted and replaced with the sentence set forth below:

          "The Sub-Adviser shall determine, from time to time, what investments shall be purchased for the Fund and what such securities shall be held or sold by the Fund, subject always to the provisions of the Trust's Agreement and Declaration of Trust, By-Laws and its registration statement on Form N-1A (the "Registration Statement" under the Investment Company Act of 1940, as amended (the "1940 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), covering Fund shares, as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect and such other instructions or limitations as directed by the appropriate officers of the Adviser or the Trust by notice in writing to the Sub-Adviser."

     2. Unless modified by this Amendment, the terms and conditions of, and the responsibilities and obligations imposed by the Agreement, remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.


                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment as of the date set forth above.

CORNERSTONE ADVISORS, INC.                    OFI STEELPATH, INC.

By: /s/ Bruce Duff                            By: /s/ Lamar Kunes
    --------------                                ----------------
Name: Bruce Duff                              Name: Lamar Kunes
Title: COO                                    Title: Senior Vice President, OFDI
                                              by delegated authority